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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Continental Circuits Corp. of our report dated August 22, 1997, included in the 1997 Annual Report to Shareholders of Continental Circuits Corp.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96658) pertaining to the Continental Circuits Corp. 1987 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-81023) pertaining to the Continental Circuits Corp. Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-33289) pertaining to the Continental Circuits Corp. 1996 Stock Option Plan of our report dated August 22, 1997, with respect to the consolidated financial statements incorporated herein by reference.


                                    /s/ ERNST & YOUNG LLP


Phoenix, Arizona
October 29, 1997